Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com
ALTISOURCE ANNOUNCES INTENTION TO REPAY $10 MILLION OF ITS DEBT
Luxembourg, September 12, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, announces it provided notice to lenders under the Company’s senior secured term loan (“SSTL”) that it intends to repay $10 million of the SSTL using proceeds from Altisource’s recently closed public offering of common stock.
“We believe reducing the principal balance of the SSTL by $10 million should be accretive for shareholders as it reduces the number of shares exercisable under outstanding penny warrants by almost one million shares and reduces annual interest expense by approximately $3.4 million based on current interest rates. In addition, this repayment provides the Company with the option to extend the maturity date of the SSTL and revolving credit facility by one year to April 2026 subject to the Company’s payment of a 2% payment-in-kind extension fee and other conditions,” said William B. Shepro, Chairman and Chief Executive Officer of Altisource.
The following summarizes the changes to the terms of the SSTL based on the anticipated $10 million repayment:

	At February 2023		Following $10
	SSLT Amendment	As of June 30, 2023	Million repayment

Unpaid principal balance (in 000s)[1]	$247,204	$229,760	$219,760
Warrant Shares[2]	3,223,851	2,578,743	1,612,705
Payment-in-kind Interest Rate	5.00%	4.50%	3.75%
Maturity Date	April 2025	April 2025	April 2025 with the option to extend to April 2026 exercisable prior to the current maturity date[3]
1.The unpaid principal balance following the $10 million repayment excludes payment-in-kind interest that accrues between June 30, 2023 and the $10 million repayment date
2.On February 14, 2023, the lenders under the Amended SSTL received warrants to purchase 3,223,851 shares of Altisource common stock with an exercise price equal to $0.01 per share of common stock (the “Warrant Shares”). The number of Warrant Shares is subject to reduction based on the amount of par paydowns on the SSTL in the aggregate using proceeds from issuances of equity interests or from junior indebtedness made prior to February 14, 2024
3.Following the $10 million repayment, the maturity date of the SSTL may be extended at the Company’s option to April 30, 2026 (subject to the representations and warranties being true and correct as of such date and there being no default or event of default being in existence as of such date). Such extension is conditioned upon the Company’s payment of a 2% payment-in-kind extension fee. The maturity date of the revolving credit facility coincides with the maturity date of the SSTL, as it may be extended
The SSTL and the Warrant Shares are described in detail in the Altisource Form 8-K dated February 9, 2023 and the Altisource Form 8-K dated February 21, 2023, respectively.
Disclaimer
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our credit agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.altisource.com.
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